Exhibit 99.2

Evidence for Continuing Quality of Life Benefit Following CNM-Au8 ALS Treatment

Preliminary Analyses of the RESCUE-ALS Long Term OLE

RESCUEALS
Long-Term OLE

Steve Vucic PhD, DSc, FRACP, FAHMS, Parvathi Menon PhD, FRACP[1], William Huynh PhD, FRACP[2], Colin Mahoney, PhD, MB, MRCPF, Karen S. Ho, PhD MSc[3], Austin Rynders, RN[3], Jacob Evan[3], Jeremy Evan, PA-C[3], Robert Glanzman, MD FAAN[3], Michael T. Hotchkin[3], Matthew C. Kiernan PhD, DSc, MBBS, FRACP, FAHMS
[1]Concord Repatriation General Hospital, University of Sydney, Australia;[2]Brain and Mind Centre, University of Sydney, Australia;[3]Clene Nanomedicine, Salt Lake City, UT, USA

CONCLUSION: In RESCUE-ALS, CNM-Au8 treatment stabilised ALS-Specific QoL decline during the double-blind period, which was maintained for up to 84 weeks post-randomisation

Design Scheme


36-Week Blinded Treatment Period with Long-Term Open-Label Extension
Baseline
Wk12
Wk24
Wk36
Wk48
Wk60
Wk72
Wk84
Wk96
Wk108+
Screening (4-weeks)
Double-Blind Period
Long-Term Open Label Extension

- Early symptomatic ALS (within 2-years onset or 1-year diagnosis)
- Randomized (1:1, CNM-Au8 30 mg or placebo)
- 36-week treatment period with long-term open label extension
- 1st EP: MUNIX(4) summed %change of 4-spinal cord innervated muscles
- 2nd EPs: absolute MUNIX change, % FVC
- Exploratory EPs: disease progression, 6-pt decline in ALSFRS-R, ALSSQOL-SF, & other neurophysiology endpoints

Week 36 Unblinded ALSSQOL Results


ALS Specific Quality of Life-Short Form Total Score
RESCUE-ALS Exploratory Endpoint
Mixed Model Repeat Measure (ITT Population, All Randomized)
LS Mean Difference
ALS Specific Quality of Life-Short Form Total Score Change (LS Mean)
Week-12 LS Mean
Week-24 LS Mean
Week-36 LS Mean
CNM-Au8 30mg (n=23)
Placebo (n=22)
0.9 (0.2, 1.8)
p = 0.0177
Weeks
(Post-Randomization)

P-value is based on MMRM model with treatment, visit, treatment by visit interaction as fixed effects and baseline value, and ENCALS score as covariates. An unstructured covariance model was used

Ex-Placebo OLE CNM-Au8 treated participants stabilized ALS Specific QOL decline during OLE

Original Placebo | 36-Week Randomized Period


ALS Specific QOL 36-week Double-Blind Period
ITT Population (All Observed Placebo Values)
(Mean ± SEM)
Average slope decline/week, mean (sd) = -0.05 (0.07)
ALSSQOL-SF (Observed Values)
n=22
Weeks
(Post-Randomization)

Original Placebo to OLE CNM-Au8 Treatment


ALS Specific QOL Open Label Extension Period
ex-Placebo to Active OLE Population (All Observed Values)
(Mean ± SEM)
Average slope decline/week, mean (sd) = -0.004 (0.02)
ALSSQOL-SF (Observed Values)
n=16
Weeks
(Post-Randomization)

Original CNM-Au8 treated participants maintained ALS Specific QOL values during OLE treatment

Original Active | 36-Week Randomized Period


ALS Specific QOL 36-week Double-Blind Period
ITT Population (All Observed Active Values)
(Mean ± SEM)
Average slope decline/week, mean (sd) = -0.005 (0.03)
ALSSQOL-SF (Observed Values)
n=23
Weeks
(Post-Randomization)

Original Active to OLE CNM-Au8 Treatment


ALS Specific QOL Open Label Extension Period
Active to OLE Population (All Observed Values)
(Mean ± SEM)
Average slope decline/week, mean (sd) = -0.008 (0.03)
ALSSQOL-SF (Observed Values)
n=20
Weeks
(Post-Randomization)

Notes: Interim data cut as of 15-March-2022. Data include all reported values without imputation for missing data. **Acknowledgements**: We thank the ALS study patients and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. We thank FightMND of Australia for substantially funding the RESCUE-ALS trial.

CLENE NANOMEDICINE